Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS FISCAL 2022 THIRD-QUARTER FINANCIAL RESULTS

Q3 Business and Financial Highlights:

•	Net Sales were $78.4 Million
•	Cash in Excess of $106 Million at March 31
•	Completed Sale of Liquid Manufacturing Plant for $10.5 Million; Major Elements of November 2021 Restructuring Plan Expected to be Completed by June 30
•	Pivotal Biosimilar Insulin Glargine Clinical Trial Progressing

Trevose, PA – May 4, 2022 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2022 third quarter ended March 31, 2022.

“For the quarter, ongoing competitive pressures and unusually high product returns for a few key products impacted our topline and gross profit,” said Tim Crew, chief executive officer of Lannett. “Even so, our adjusted gross margin percentage rose from the previous quarter and our bottom line was modestly better than our internal estimates. Our cash position strengthened to more than $106 million at March 31, 2022, in part due to the sale of our liquid manufacturing plant during the quarter.

“In late March, we initiated the pivotal clinical trial for our biosimilar insulin glargine, by far the biggest and most important opportunity currently in our pipeline. The trial is progressing with approximately 25% of our subject enrollment goal achieved. We expect top line results for the study will be available toward the end of this calendar year. If successful, we anticipate filing the Biologics License Application (BLA) for a biosimilar and interchangeable insulin glargine to Sanofi's Lantus® Solostar and, if approved, potentially launching the product in the first half of 2024. We also are advancing our biosimilar insulin aspart product, which continues to track to a potential launch in 2025, if approved.

“Looking ahead to the second half of the current calendar year, we anticipate the existing competitive environment to continue, which we expect to be partially offset by savings from our recent restructuring efforts. We also anticipate launching several products next year with potentially more meaningful financial contributions than our recent historical average.”

Restructuring, Cost Reduction Initiatives - Update

In November 2021, the company announced a restructuring plan to further optimize its operations, improve efficiencies and reduce costs to improve competitiveness. On March 31, 2022, the company finalized the sale of its liquid drug manufacturing plant in Carmel, New York for total consideration of $10.5 million, having previously completed the restructuring of its R&D function and targeted headcount reductions. The transfer of certain products from the Carmel plant to the company’s main plant is in process and expected to continue into next calendar year. The major elements of the company’s restructuring plan are expected to be completed by June 30, 2022 and the plan is expected to generate approximately $20 million of annual cost savings.

Third Quarter Financial Results: Fiscal 2022 vs Fiscal 2021

GAAP basis:

•	Net sales were $78.4 million compared with $112.4 million
•	Gross profit was $3.1 million, or 4% of net sales, compared with $26.5 million, or 24% of net sales
•	Restructuring expenses were $1.8 million
•	Net loss was $34.9 million, or $0.86 per share, compared with $7.1 million, or $0.18 per share

Non-GAAP basis:

•	Net sales were $78.4 million compared with $112.4 million
•	Adjusted gross profit was $9.3 million, or 12% of net sales, compared with $30.4 million, or 27% of net sales
•	Adjusted interest expense increased to $12.9 million from $9.8 million
•	Adjusted net loss was $16.7 million, or $0.41 per share, versus adjusted net income of $1.0 million, or $0.02 per diluted share
•	Adjusted EBITDA was $98 thousand compared with $17.0 million

Guidance for Fiscal 2022

Based on its current outlook, the company updated and/or tightened certain elements of its guidance for fiscal year 2022, as follows:

	GAAP	Adjusted*
Net sales	$335 million to $350 million, from $335 million to $360 million	$335 million to $350 million, from $335 million to $360 million
Gross margin %	Approximately 8.5% to 9.5%, from approximately 10% to 11%	Approximately 13.5% to 14.5%, from approximately 14% to 15%
R&D expense	$22 million to $24 million, from $23 million to $26 million	$22 million to $24 million, from $23 million to $26 million
SG&A expense	$71 million to $73 million, from $66.5 million to $69.5 million	$55 million to $57 million, from $55 million to $58 million
Restructuring expense	$3 million to $4 million	$--
Asset impairment	$49.4 million	$--
Interest and other	Approximately $58 million, unchanged	Approximately $52 million, unchanged
Effective tax rate	Approximately 0% to 3%, from approximately 0% to 5%	Approximately 23.5% to 24.5%, from 23% to 24%
Adjusted EBITDA	N/A	$0 to $8 million, unchanged
Capital expenditures	Approximately $12 million, from $10 million to $14 million	Approximately $12 million, from $10 million to $14 million

*A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the financial tables following this release.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2022 third quarter ended March 31, 2022. The conference call will be available to interested parties by dialing 877-344-8082 from the U.S. or Canada, or 213-992-4618 from international locations. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This release contains references to non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The company’s management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the company’s core business. Additionally, it provides a basis for the comparison of the financial results for the company’s core business between current, past and future periods. The company also believes that including Adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) asset impairment charges, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

Lantus® is a registered trademark of Sanofi S.A.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and can be identified by the words “estimate,”, “expect,” “believe,” “target,” “anticipate” and other similar expressions. Any such statements, including, but not limited to, statements regarding the company’s competitive environment and other market conditions; regulatory and operational developments; the timing related to commencing and successfully completing the pivotal clinical trials, filing the Biologics License Applications, and successfully launching any products, including biosimilar insulin glargine and biosimilar insulin aspart; the potential material impact of COVID-19 on future financial results; the timing of the company’s restructuring plan and its ability to realize estimated cost reductions and other benefits therefrom; the company’s financial status and performance; and the company’s ability to achieve the financial metrics stated in the company’s updated guidance for fiscal 2022, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors beyond the company’s control. Such factors include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and the company’s estimated or anticipated future financial results, future inventory levels, future competition or pricing future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s latest Form 10-K, subsequent Form 8-Ks and 10-Qs and other documents filed with the Securities and Exchange Commission from time to time. You should not place undue reliance upon any such forward-looking statements, which represent the company's judgment as of the date of this release. To the fullest extent permitted by law, the company disclaims any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
	(Unaudited)
	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$106,108	$93,286
Accounts receivable, net	63,974	98,834
Inventories	95,434	109,545
Income taxes receivable	37,236	35,050
Assets held for sale	-	2,678
Other current assets	15,953	14,170
Total current assets	318,705	353,563
Property, plant and equipment, net	140,120	166,674
Intangible assets, net	88,351	137,835
Operating lease right-of-use asset	10,028	10,559
Other assets	15,103	15,106
TOTAL ASSETS	$572,307	$683,737

LIABILITIES
Current liabilities:
Accounts payable	$28,571	$29,585
Accrued expenses	15,872	13,077
Accrued payroll and payroll-related expenses	10,817	10,680
Rebates payable	24,332	19,025
Royalties payable	6,145	13,779
Restructuring liability	899	8
Current operating lease liabilities	2,059	2,045
Other current liabilities	5,660	2,270
Total current liabilities	94,355	90,469
Long-term debt, net	610,080	590,683
Long-term operating lease liabilities	10,285	11,047
Other liabilities	16,895	19,009
TOTAL LIABILITIES	731,615	711,208

STOCKHOLDERS' DEFICIT
Common stock ($0.001 par value, 100,000,000 shares authorized; 42,180,724 and 40,913,148 shares issued; 40,616,948 and 39,576,606 shares outstanding at March 31, 2022 and June 30, 2021, respectively)	42	41
Additional paid-in capital	362,531	355,239
Accumulated deficit	(503,091)	(364,766)
Accumulated other comprehensive loss	(526)	(548)
Treasury stock (1,563,776 and 1,336,542 shares at March 31, 2022 and June 30, 2021, respectively)	(18,264)	(17,437)
Total stockholders' deficit	(159,308)	(27,471)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$572,307	$683,737

LANNETT COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2022	2021	2022	2021
Net sales	$78,357	$112,370	$266,390	$372,769
Cost of sales	72,658	82,063	230,656	298,738
Amortization of intangibles	2,621	3,851	10,425	21,097
Gross profit	3,078	26,456	25,309	52,934
Operating expenses:
Research and development expenses	5,807	5,973	16,318	18,156
Selling, general and administrative expenses	17,572	17,636	55,268	46,502
Restructuring expenses	1,782	-	2,673	4,043
Asset impairment charges	-	-	49,361	198,000
Total operating expenses	25,161	23,609	123,620	266,701
Operating income (loss)	(22,083)	2,847	(98,311)	(213,767)
Other income (expense):
Investment income	34	80	114	168
Interest expense	(14,517)	(12,631)	(43,171)	(40,613)
Other	303	18	252	23
Total other expense	(14,180)	(12,533)	(42,805)	(40,422)
Loss before income tax	(36,263)	(9,686)	(141,116)	(254,189)
Income tax benefit	(1,365)	(2,544)	(2,791)	(68,600)
Net loss	$(34,898)	$(7,142)	$(138,325)	$(185,589)

Loss per common share (1):
Basic	$(0.86)	$(0.18)	$(3.44)	$(4.72)
Diluted	$(0.86)	$(0.18)	$(3.44)	$(4.72)

Weighted average common shares outstanding (1):
Basic	40,503,301	39,511,296	40,261,330	39,340,670
Diluted	40,503,301	39,511,296	40,261,330	39,340,670

(1) Effective with the Warrants issued on April 22, 2021, the basic and diluted earnings per share was calculated based on the two-class method.

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
(In thousands, except percentages, share and per share data)

Nine months ended March 31, 2022
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating loss	Other expense	Loss before income tax	Income tax benefit	Net loss	Diluted loss per share (l)
GAAP Reported	$266,390	$230,656	$10,425	$25,309	10%	$16,318	$55,268	$2,673	$49,361	$(98,311)	$(42,805)	$(141,116)	$(2,791)	$(138,325)	$(3.44)
Adjustments:
Amortization of intangibles (a)	-	-	(10,425)	10,425		-	-	-	-	10,425	-	10,425	-	10,425
Cody API business (b)	-	(109)	-	109		(6)	(289)	-	-	404	-	404	-	404
Depreciation on capitalized software costs (c)	-	-	-	-		-	(3,153)	-	-	3,153	-	3,153	-	3,153
Restructuring expenses (d)	-	-	-	-		-	-	(2,673)	-	2,673	-	2,673	-	2,673
Distribution agreement renewal costs (e)	-	-	-	-		-	(219)	-	-	219	-	219	-	219
Asset impairment charges (f)	-	-	-	-		-	-	-	(49,361)	49,361	-	49,361	-	49,361
Write-downs for excess and obsolete inventory (g)	-	(3,244)	-	3,244		-	-	-	-	3,244	-	3,244	-	3,244
Reimbursement of legal costs (h)	-	-	-	-		-	(8,215)	-	-	8,215	-	8,215	-	8,215
Non-cash interest (i)	-	-	-	-		-	-	-	-	-	4,553	4,553	-	4,553
Other (j)	-	(487)	-	487		(3)	(879)	-	-	1,369	124	1,493	-	1,493
Tax adjustments (k)	-	-	-	-		-	-	-	-	-	-	-	(11,358)	11,358

Non-GAAP Adjusted	$266,390	$226,816	$-	$39,574	15%	$16,309	$42,513	$-	$-	$(19,248)	$(38,128)	$(57,376)	$(14,149)	$(43,227)	$(1.07)

(a) To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI

(b) To exclude the operating results of the ceased Cody API business

(c) To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude expenses associated with the 2021 Restructuring Plan

(e) To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC

(f) To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the facility and certain equipment at Silarx in Carmel, NY

(g) To exclude write-downs for excess and obsolete inventory related to certain product lines discontinued as a result of the sale of the Silarx facility

(h) To exclude the reimbursement of legal costs associated with a distribution agreement

(i) To exclude non-cash interest expense associated with debt issuance costs

(j) To primarily exclude one-time employee retention awards and separation costs related to the Company's former Chief Information Officer

(k) To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(l) The weighted average share number for the nine months ended March 31, 2022 is 40,261,330 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
(In thousands, except percentages, share and per share data)

Nine months ended March 31, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other loss	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (k)
GAAP Reported	$372,769	$298,738	$21,097	$52,934	14%	$18,156	$46,502	$4,043	$198,000	$(213,767)	$(40,422)	$(254,189)	$(68,600)	$(185,589)	$(4.72)
Adjustments:
Amortization of intangibles (a)	-	-	(21,097)	21,097		-	-	-	-	21,097	-	21,097	-	21,097
Cody API business (b)	-	(249)	-	249		(5)	(473)	-	-	727	-	727	-	727
Depreciation on capitalized software costs (c)	-	-	-	-		-	(3,153)	-	-	3,153	-	3,153	-	3,153
Restructuring expenses (d)	-	-	-	-		-	-	(4,043)	-	4,043	-	4,043	-	4,043
Asset impairment charges (e)	-	-	-	-		-	-	-	(198,000)	198,000	-	198,000	-	198,000
Write-downs for excess and obsolete inventory (f)	-	(16,623)	-	16,623		-	-	-	-	16,623	-	16,623	-	16,623
Distribution agreement renewal costs (g)	-	(4,966)	-	4,966		-	-	-	-	4,966	-	4,966	-	4,966
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	9,073	9,073	-	9,073
Other (i)	-	-	-	-		-	(3,695)	-	-	3,695	-	3,695	-	3,695
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	69,376	(69,376)

Non-GAAP Adjusted	$372,769	$276,900	$-	$95,869	26%	$18,151	$39,181	$-	$-	$38,537	$(31,349)	$7,188	$776	$6,412	$0.16

(a) To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI

(b) To exclude the operating results of the ceased Cody API business

(c) To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude expenses associated with the 2020 Restructuring Plan

(e) To exclude asset impairment charges primarily related to the KUPI product rights intangible assets

(f) To exclude write-downs for excess and obsolete inventory related to the discontinuance of certain product lines

(g) To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC

(h) To exclude non-cash interest expense associated with debt issuance costs

(i) To primarily exclude the reimbursement of legal costs associated with a distribution agreement

(j) To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(k) The weighted average share number for the nine months ended March 31, 2021 is 39,340,670 for GAAP and 40,933,946 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
(In thousands, except percentages, share and per share data)

Three months ended March 31, 2022
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Operating loss	Other expense	Loss before income tax	Income tax benefit	Net loss	Diluted loss per share (j)
GAAP Reported	$78,357	$72,658	$2,621	$3,078	4%	$5,807	$17,572	$1,782	$(22,083)	$(14,180)	$(36,263)	$(1,365)	$(34,898)	$(0.86)
Adjustments:
Amortization of intangibles (a)	-	-	(2,621)	2,621		-	-	-	2,621	-	2,621	-	2,621
Cody API business (b)	-	(59)	-	59		-	(19)	-	78	-	78	-	78
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	1,051	-	1,051	-	1,051
Restructuring expenses (d)	-	-	-	-		-	-	(1,782)	1,782	-	1,782	-	1,782
Write-downs for excess and obsolete inventory (e)	-	(3,244)	-	3,244		-	-	-	3,244	-	3,244	-	3,244
Reimbursement of legal costs (f)	-	-	-	-		-	(3,048)	-	3,048	-	3,048	-	3,048
Non-cash interest (g)	-	-	-	-		-	-	-	-	1,594	1,594	-	1,594
Other (h)	-	(310)	-	310		(2)	(102)	-	414	124	538	-	538
Tax adjustments (i)	-	-	-	-		-	-	-	-	-	-	(4,196)	4,196

Non-GAAP Adjusted	$78,357	$69,045	$-	$9,312	12%	$5,805	$13,352	$-	$(9,845)	$(12,462)	$(22,307)	$(5,561)	$(16,746)	$(0.41)

(a) To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI

(b) To exclude the operating results of the ceased Cody API business

(c) To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude expenses associated with the 2021 Restructuring Plan

(e) To exclude write-downs for excess and obsolete inventory related to certain product lines discontinued as a result of the sale of the Silarx facility

(f) To exclude the reimbursement of legal costs associated with a distribution agreement

(g) To exclude non-cash interest expense associated with debt issuance costs

(h) To primarily exclude one-time employee retention awards

(i) To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(j) The weighted average share number for the three months ended March 31, 2022 is 40,503,301 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
(In thousands, except percentages, share and per share data)

Three months ended March 31, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Operating income	Other expense	Income (loss) before income tax	Income tax benefit	Net income (loss)	Diluted earnings (loss) per share (g)
GAAP Reported	$112,370	$82,063	$3,851	$26,456	24%	$5,973	$17,636	$2,847	$(12,533)	$(9,686)	$(2,544)	$(7,142)	$(0.18)
Adjustments:
Amortization of intangibles (a)	-	-	(3,851)	3,851		-	-	3,851	-	3,851	-	3,851
Cody API business (b)	-	(91)	-	91		-	(18)	109	-	109	-	109
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	1,051	-	1,051	-	1,051
Non-cash interest (d)	-	-	-	-		-	-	-	2,823	2,823	-	2,823
Other (e)	-	-	-	-		-	(2,191)	2,191	-	2,191	-	2,191
Tax adjustments (f)	-	-	-	-		-	-	-	-	-	1,923	(1,923)

Non-GAAP Adjusted	$112,370	$81,972	$-	$30,398	27%	$5,973	$14,376	$10,049	$(9,710)	$339	$(621)	$960	$0.02

(a) To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI

(b) To exclude the operating results of the ceased Cody API business

(c) To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude non-cash interest expense associated with debt issuance costs

(e) To primarily exclude the reimbursement of legal costs associated with a distribution agreement

(f) To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(g) The weighted average share number for the three months ended March 31, 2021 is 39,511,296 for GAAP and 41,051,998 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
($ in thousands)

Three months ended
March 31, 2022
Net loss	$(34,898)

Interest expense	14,517
Depreciation and amortization	7,788
Income tax benefit	(1,365)
EBITDA	(13,958)

Share-based compensation	1,699
Inventory write-down	7,373
Investment income	(34)
Other non-operating income	(303)
Restructuring expenses	1,782
Reimbursement of legal costs (a)	3,048
Other (b)	491
Adjusted EBITDA (Non-GAAP)	$98

(a) To exclude the reimbursement of legal costs associated with a distribution agreement

(b) To primarily exclude one-time employee retention awards

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
($ in millions)

Fiscal Year 2022 Guidance
Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$ 335 - $350	-		$ 335 - $350
Gross margin percentage	approx. 8.5% to 9.5%	5%	(a)	approx. 13.5% to 14.5%
R&D expense	$ 22 - $24	-		$ 22 - $24
SG&A expense	$ 71 - $73	($16 )	(b)	$ 55 - $57
Restructuring expense	$ 3 - $4	($3 - $4)	(c)	-
Asset impairment charges	$ 49.4	($49.4 )	(d)	-
Interest and other	approx. $58	($6 )	(e)	approx. $52
Effective tax rate	approx. 0% to 3%	-		approx. 23.5% to 24.5%
Adjusted EBITDA	N/A	N/A		$ 0 - $8
Capital expenditures	approx. $12	-		approx. $12

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI")

(b) The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition and the reimbursement of legal costs associated with a distribution agreement

(c) To exclude expenses associated with the 2021 Restructuring Plan

(d) To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the Company's former facility in Carmel, NY

(e) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
($ in millions)

	Fiscal Year 2022 Guidance
	Low	High
Net loss	$(177.0)	$(170.0)

Interest expense	58.0	58.0
Depreciation and amortization	34.0	34.0
Income taxes	-	(5.2)
EBITDA	(85.0)	(83.2)

Share-based compensation	9.0	9.0
Inventory write-down	12.0	15.0
Asset impairment charges (a)	49.4	49.4
Restructuring expenses (b)	3.0	4.0
Reimbursement of legal costs (c)	10.0	12.0
Other (d)	1.6	1.8
Adjusted EBITDA (Non-GAAP)	$-	$8.0

(a) To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the Company's former facility in Carmel, NY

(b) To exclude expenses associated with the 2021 Restructuring Plan

(c) To exclude the reimbursement of legal costs associated with a distribution agreement

(d) To primarily exclude one-time employee retention awards and separation costs related to the Company's former Chief Information Officer

LANNETT COMPANY, INC.
NET SALES BY MEDICAL INDICATION

	Three months ended		Nine months ended
($ in thousands)	March 31,		March 31,
Medical Indication	2022	2021	2022	2021
Analgesic	$3,292	$3,836	$12,525	$10,528
Anti-Psychosis	3,346	11,678	9,156	38,023
Cardiovascular	9,468	16,573	33,321	52,623
Central Nervous System	15,177	24,509	60,302	71,648
Endocrinology	6,792	6,822	22,934	19,551
Gastrointestinal	11,709	16,817	40,972	52,492
Infectious Disease	5,438	10,610	24,473	55,586
Migraine	3,507	5,169	12,638	20,942
Respiratory/Allergy/Cough/Cold	2,309	2,548	7,291	6,241
Urinary	827	1,566	3,167	4,385
Other	13,873	8,617	32,160	24,661
Contract Manufacturing revenue	2,619	3,625	7,451	16,089
Net Sales	$78,357	$112,370	$266,390	$372,769